Exhibit 10.2

NEOS THERAPEUTICS, INC. 2009 EQUITY PLAN

1.                                      GENERAL PURPOSE OF THE PLAN

Neos Therapeutics, Inc. (the “Company”) adopted the Neos Therapeutic, Inc. 2009 Equity Plan to encourage and enable officers, employees, non-employee directors and consultants and independent contractors of the Company and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

2.                                      DEFINITIONS

For purposes of this Plan, the following terms shall be defined as set forth below:

“Award” means any Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Unrestricted Stock Award or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means one or more of the following:  (i) a failure by a Participant to render services to the Company in accordance with his or her assigned duties and responsibilities, and such failure of performance continues for a period of more than 15 days after notice thereof has been provided to the Participant by the Company (other than any such failure resulting from disability); (ii) any action or omission by a Participant involving willful misconduct or gross negligence relating to his or her duties to the Company or a Subsidiary, including fraud, disloyalty, dishonesty or breach of fiduciary duty; (iii) a Participant’s commission, as determined by the Committee, in its sole discretion, of or indictment for a crime, either in connection with the performance of his or her obligations to the Company or which otherwise shall adversely affect his or her ability to perform such obligations, or which shall materially adversely affect the business activities, reputation, goodwill or image of the Company or its Subsidiaries; or (iv) a Participant’s breach of any material obligations he or she has under any other agreement with the Company or which have been delegated to him or her or, in the event the Company deems such breach of material obligations capable of cure, a Participant’s failure to cure such breach within 5 days from receipt of notice from the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“Committee” means a committee of the Board designated by the Board to administer the Plan pursuant to Section 3.

“Company” means Neos Therapeutics, Inc., a Delaware corporation, and any successor entity thereto.

“Effective Date” means the date on which the Plan is approved by stockholders of the Company as set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means (i) if shares are listed on a national securities exchange, the closing sales price per share of the Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations are available, as reported by an inter-dealer quotation system, (iii) if shares of the Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of the Stock as determined in good faith by the Committee.

“Holder” means, with respect to an Award or any Issued Shares, the Participant or Permitted Transferee granted or holding such Award or Issued Shares.

“Incentive Stock Option” means any Option designated and qualified as an “incentive stock option” as defined in section 422 of the Code.

“Initial Public Offering” means a transaction which results in (i) sales of Shares being made to the public, in compliance with applicable securities laws, pursuant to an underwritten public offering of the Shares led by one or more underwriters, at least one of whom is an underwriter of recognized standing in the United States or (ii) a reverse merger or similar transaction involving a corporation listed on a national exchange or on a quotation or trade reporting system.

“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Restricted Stock Awards and Unrestricted Stock Awards and all Option Shares.

“ Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means an option to purchase shares of Stock granted pursuant to Section 7.

“Option Shares” means outstanding shares of Stock that were issued to a Holder upon the exercise of an Option.

“Participant” means an officer, employee, non-employee director, consultant or independent contractor of the Company or its Subsidiary to whom an Award has been granted under the Plan.

“Permitted Transferee” means any of the Holder’s spouse, children (natural or adopted), stepchildren, brothers, sisters, nephews, nieces, grandchildren or a trust for their sole benefit of which the Holder is the settlor or upon the death of the Holder, such deceased Holder’s estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case, to whom Issued Shares may be transferred by the Holder in accordance with Section 10(a)(ii)(A).

“Plan” means the Neos Therapeutic, Inc. 2009 Equity Plan set forth herein, as may be amended from time to time.

“Repurchase Event” means (i) a Termination Event or (ii) the consummation of a Sale Event.

“Restricted Stock” means a Share granted pursuant Section 8 that is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Award” means an Award of Restricted Stock.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the Stock of the Company to an unrelated person or entity, or (v) any other transaction in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or a successor entity immediately upon completion of the transaction.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means shares of Stock.

“Stock” means the common stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 4.

“Stockholders Agreement” has the meaning provided in Section 4(d).

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Termination Event” means, for purposes of the Plan, the termination of the Participant’s employment or service relationship with the Company and its Subsidiaries (other than due to a direct transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary) for any reason whatsoever, regardless of the circumstances thereof, including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily.

“Unrestricted Stock” means a Share granted pursuant to Section 9 that is not Restricted Stock.

“Unrestricted Stock Award” means an Award of Unrestricted Stock.

3.                                      PLAN ADMINISTRATION

(a)                                 Administration of Plan.  The Plan shall be administered by the Board, or at the discretion of the Board, by the Committee.  The Committee shall serve at the discretion of the Board and the Board shall have the power to remove members from or add members to the Committee. Any individual serving as a Committee member shall have the right to resign from the Committee by providing at least 3 days’ written notice to the Board.  The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

(b)                                 Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including, but not limited to, the power and authority:

(i)                                     to select the Participants to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing, granted to any one or more grantees;

(iii)                               to determine the number of shares of Stock to be covered by any Award;

(iv)                              to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of Award Agreements;

(v)                                 to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)                              to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)                           subject to any restrictions applicable to Incentive Stock Options, to extend at any time the period in which Options may be exercised, but in no event more than 10 years from the original grant date (or such shorter period as may be required to avoid the applicable of section 409A of the Code); and

(viii)                        at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and the Participants.

(c)                                  Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4.                                      STOCK ISSUABLE UNDER THE PLAN; CHANGES IN STOCK; SUBSTITUTION

(a)                                 Stock Issuable.  The maximum number of Shares reserved and available for issuance under the Plan shall be 1,651,343 Shares, subject to adjustment as provided in Section 4(b), all of which Shares shall be available for grant pursuant to Incentive Stock Options.  For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan.  Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award.  The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.

(b)                                 Changes in Stock.  Subject to Section 5 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options) as to which such Options remain exercisable.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of section 424(h) of the Code.

(c)                                  Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, non-employee directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 4(a).

(d)                                 Stockholders Agreement.  As a condition to the issuance of any Shares under the Plan, the proposed Holder of the Shares shall execute and deliver a joinder to any stockholders agreement, stock restriction agreement and/or similar agreement (as applicable, a “Stockholders Agreement”) as the Committee may from time to time require.

5.                                      TREATMENT UPON SALE EVENT OR OTHER EXTRAORDINARY TRANSACTION

(a)                                 Awards.

(i)                                     Sale Event.  Upon a Sale Event, the Committee, acting in its sole discretion without the consent or approval of any Holder, shall affect one or more of the following alternatives, which may vary among individual Holders and which may vary among the Awards held by any individual Holder: (A) accelerate the time at which Options then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Sale Event) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (B) accelerate the vesting or lapse the restrictions with respect to any Restricted Stock Awards as of a specified date (before or after such Sale Event) fixed by the Committee, (C) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Awards held by such Holders (irrespective of whether the Options are then exercisable under the provisions of the Plan) as of a date, before or after such Sale Event, specified by the Committee, in which event the Committee shall thereupon (I) cancel any vested Options and, in the Committee’s sole discretion, unvested Options and Restricted Stock Awards, pay to each Holder an amount of cash per share equal to the excess, if any, of the Sale Price (as calculated in Section 5(a)(ii)) of the Shares subject to such Options over the exercise price(s) under such Options for such Shares and (II) cancel any unvested Awards not so treated as provided in this clause (C) without any payment to the Holder, or (D) make such adjustments to Awards then outstanding (which may include the substitution of new Awards or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines which may include, without limitation, capital stock or other equity of the acquiring entity) for Awards or the assumption of the Awards) as the Committee deems appropriate to reflect such Sale Event; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding; provided, further, however, that the right to make such adjustments shall include, but not be limited to, the modification of Options such that the Holder of the Option shall be entitled to purchase or receive (in lieu of the total shares or other consideration that the Holder would otherwise be entitled to purchase or receive under the Option (the “Total Consideration”)), the number of shares of Stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Sale Event at an aggregate exercise price equal to the exercise price that would have been payable if the total Shares had been purchased upon the exercise of the Option immediately before the consummation of the Sale Event.  No adjustment or substitution pursuant to this Section 5(a) shall be made in a manner that results in noncompliance with the requirements of section 409A of the Code, to the extent applicable.

(ii)                                  Sale Price.  The “Sale Price” shall equal the amount determined in clause (A), (B), (C), (D) or (E), whichever is applicable, as follows:

(A)                               the per share price offered to holders of Stock in any merger or consolidation;

(B)                               the per share value of the Stock immediately before the Sale Event without regard to assets sold in the Sale Event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets;

(C)                               the amount distributed per share of Stock in a dissolution transaction;

(D)                               the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Sale Event takes place; or

(E)                                if such Sale Event occurs other than pursuant to a transaction described in clauses (A), (B), (C) or (D) above, the Fair Market Value per share of the Shares that may otherwise be obtained with respect to such Options, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 5(a) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(b)                                 Option Shares and Restricted Stock Awards.  Unless otherwise provided in the Award Agreement, in the case of and subject to the consummation of a Sale Event, Option Shares and shares of Restricted Stock shall be subject to the repurchase right set forth in Section 10(c)(i) and 10(c)(ii), respectively.

(c)                                  Unrestricted Stock Awards.  Unless otherwise provided in the Award Agreement, any shares of Unrestricted Stock shall be treated in a Sale Event the same as all other Shares then outstanding.

6.                                      ELIGIBILITY

All employees (including prospective employees), non-employee directors, independent contractors and consultants of the Company and its Subsidiaries are eligible for the grant of Awards under the Plan.  The Committee, in its sole discretion, shall determine the type or types of Awards to be made under the Plan and shall designate the employees (including prospective employees), independent contractors and consultants who are to be granted Awards under the Plan.  Any Awards, and the terms of such Awards, to non-employee directors shall be determined by the Board.

7.                                      STOCK OPTIONS

(a)                                 Nature of Options.  An Option is an Award granted to a Participant to acquire Stock at an exercise price determined by the Committee, subject to such restrictions and conditions as the Committee may determine at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of an Option is contingent on the Participant executing an Award Agreement, which shall set forth the terms and conditions of the Option.  An Option’s terms and conditions may differ among individual Awards and Holders.  Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to Participants who are employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.  No Incentive Stock Option shall be granted under the Plan after the date which is 10 years from the date the Plan is approved by the Board.

(b)                                 Exercise Price.  The exercise price per share for the Stock covered by an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules of section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (“10% Owner”) and an Incentive Stock Option is granted to such employee, the option price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(c)                                  Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than 10 years after the date the Option is granted; provided, however, that if an employee is a 10% Owner and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than 5 years from the date of grant.

(d)                                 Exercisability; Rights of a Stockholder.  Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date.  The Committee may at any time accelerate the exercisability of all or any portion of any Option.  An Holder shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.  A Holder shall not be deemed to have acquired any such shares unless and until an Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Holder, and the Holder’s name shall have been entered on the books of the Company as a stockholder.

(e)                                  Method of Exercise.  Options may be exercised in whole or in part, by giving written notice of exercise to the Company, in the form and manner prescribed by the Committee, specifying the number of shares to be purchased.  Payment of the exercise price may be made by one or more of the following methods or as otherwise provided by the Committee:

(i)                                     In cash, by certified or bank check or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the exercise price of such Option Shares;

(ii)                                  By the Holder delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Holder for the purpose of enabling or assisting the Holder to effect the exercise of his or her Option; provided, however, that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law; or

(iii)                               If permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Stock that have been beneficially owned by the Holder for at least six months and are not then subject to restrictions under any Company plan, with such surrendered shares valued at their Fair Market Value on the exercise date.

Payment instruments will be received subject to collection.  No certificates for shares of Stock so purchased will be issued to the Holder until the Company has executed and delivered a joinder to the Stockholders Agreement agreeing to be bound by the terms thereof, completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, (i) receipt of a representation from the Holder at the time of exercise of the Option that the Holder is purchasing the shares for the Holder’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from Holder payment or provision for all withholding taxes due as a result of the exercise of the Option.  The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Holder (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full exercise price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws.  In the event a Holder chooses to pay the exercise price with previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Holder upon the exercise of the Option shall be net of the number of shares attested to.

(f)                                   Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000.  To the extent that any Incentive Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(g)                                  Termination of Options Upon a Termination Event.  Except as otherwise provided in the Plan or the Award Agreement, the unvested portion of all Options held by a Participant shall immediately terminate and be of no further force and effect as of the date of the Participant’s Termination Event.  In addition, if a Participant’s Termination Event is by the Company for Cause, the vested and unvested portions of all Options held by such Participant shall immediately terminate and be of no further force and effect as of the date of the Participant’s Termination Event.

(h)                                 Cashing-Out of Options.  Except when such right is not permitted under applicable law, the Committee may, in its sole discretion, permit an Option, or any portion thereof, to be surrendered, unexercised to the Company in consideration of the receipt by the Holder of such Option of an amount (the “Settlement Amount”) equal to the excess, if any of the aggregate Fair Market Value of the Shares able to be purchased pursuant to the vested and exercisable portion of such Option on the date of surrender (the “Surrender Date”), over the aggregate exercise price for all Shares pursuant to the Option.  The Settlement Amount is payable in cash, Shares or a combination thereof, as the Committee determines in its sole discretion.  In the event that the Committee permits the exchange of a portion of the Options, but not all of the Options, a Holder shall have the right to specify which vested and unexercised Options held by such Holder are surrendered.  The exchange payment of the Settlement Amount, in cash, in Shares or a combination thereof, shall constitute a final disposal of the Option to acquire Shares underlying such portion of the Option so surrendered.  The Company will withhold from the Settlement Amount such amounts as may be required to be withheld according to law.

8.                                      RESTRICTED STOCK AWARDS

(a)                                 Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price, if any, as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the Committee.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Restricted Stock Award, and issuance of the Shares subject to such Award, are contingent on the Participant (i) executing an Award Agreement and (ii) executing and delivering a joinder to the Stockholders Agreement agreeing to be bound by the terms thereof.  The terms and conditions of each Award Agreement shall be determined by the Committee, in its sole discretion, and such terms and conditions may differ among individual Awards and Participants.  The Committee may elect to hold the Issued Shares under the restrictions lapse.

(b)                                 Rights as a Stockholder.  Upon execution of the Award Agreement for the Restricted Stock Award and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Award Agreement and the Plan.

(c)                                  Vesting of Restricted Stock.  The Committee, in its sole discretion, at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement for the Restricted Stock Award.

(d)                                 Record Owner; Dividends.  The Holder of Restricted Stock shall be considered the record owners of and shall be entitled to vote the Shares of Restricted Stock if and to the extent such Shares are entitled to voting rights.  The Holder shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(e)                                  Forfeiture of Unvested Restricted Stock Upon a Termination Event.  Except as otherwise provided in the Plan or Award Agreement, the unvested portion of a Restricted Stock Award shall immediately terminate and be of no further force and effect as of the date of a Participant’s Termination Event.

9.                                      UNRESTRICTED STOCK AWARDS

(a)                                 Grant or Sale of Unrestricted Stock.  The Committee may grant or sell at par value or such higher purchase price determined by the Committee an Unrestricted Stock Award to any Participant, pursuant to which such Participant may receive shares of Stock free of any vesting restrictions under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.  Any such Award is subject to the

Participant’s executing and delivering to the Committee a joinder to the Stockholders Agreement agreeing to be bound by the terms thereof.

(b)                                 Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of Participant, and with the consent of the Committee, a Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, in the form and manner prescribed by the Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

10.                               TRANSFER RESTRICTIONS; COMPANY RIGHTS OF FIRST REFUSAL, REPURCHASE AND DRAG ALONG; ESCROW ARRANGEMENT

(a)                                 Restrictions on Transfer.

(i)                                     Options.  No Option shall be transferable by the Holder optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Holder’s lifetime, only by the Holder, or by the Holder’s legal representative or guardian in the event of the Holder’s incapacity.  The Holder may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company, and any such beneficiary may exercise the Holder’s Option in the event of the Holder’s death to the extent provided herein.  If the Holder does not designate a beneficiary, or if the designated beneficiary predeceases the Holder, the legal representative of the Holder may exercise the Option in the event of the Holder’s death to the extent provided herein.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement for a given Option that the Holder may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(ii)                                  Issued Shares.  No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award, all applicable securities laws, the terms of any Stockholders Agreement to which the Holder of the Issued Shares is a party and with the terms and conditions of this Section 10, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 10.  In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws, including, without limitation, the Securities Act. Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares.  Subject to the foregoing general provisions, and unless otherwise provided in the agreement with respect to a particular Award, Issued Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the original recipient):

(A)                               Transfers to Permitted Transferees.  Subject to the terms of any Stockholders Agreement to which the Holder of the Issued Shares is a party, the Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, or other transfer, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 10) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company.

(B)                               Transfers Upon Death.  Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

(b)                                 Right of First Refusal.  In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares, the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer.  Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee.  At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice.  The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period.  If the Company or its assigns elect to exercise its purchase rights under this Section 10(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder.  In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice.  Any Shares purchased by such proposed transferee shall no longer be subject to the terms of the Plan.  Any Shares not sold to the proposed transferee shall remain subject to the Plan.

(c)                                  Company’s Right of Repurchase.

(i)                                     Right of Repurchase for Option Shares.  The Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Option Shares some or all (as determined by the Company) of the Option Shares held or subsequently acquired upon exercise of an Option by such Holder at the price per share specified below.  Such repurchase right may be exercised by the Company within the later of (A) 6 months following the date of such Repurchase Event or (B) 7 months after the acquisition of such Option Shares upon exercise of an Option (the “Option Shares Repurchase Period”).  The “Option Shares Repurchase Price” shall be equal to the Fair Market Value of the Option Shares, determined as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event.

(ii)                                  Right of Repurchase With Respect to Restricted Stock.  Unless otherwise set forth in the Award Agreement for a Restricted Stock Award, the Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award some or all (as determined by the Company) of such Issued Shares at the price per share specified below.  Such repurchase right may be exercised by the Company within six months following the date of such Repurchase Event (the “Non-Option Shares Repurchase Period”).  The “Non-Option Shares Repurchase Price” shall be (i) in the case of Issued Shares which are vested as of the date of the Repurchase Event, the Fair Market Value of such Issued Shares as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event and (ii) in the case of Issued Shares which have not vested as of the date of the Repurchase Event, subject to adjustment as provided in Section 4(b), the original per share purchase price paid by the recipient.

(iii)                               Procedure.  Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Option Shares Repurchase Period or Non-Option Shares Repurchase Period, as applicable, of its intention to exercise such repurchase right.  Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Option Shares Repurchase Price or the Non-Option Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Option Shares Repurchase Price or Non-Option Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d)                                 Drag Along Right.  In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Stockholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or 50% or more of the capital stock of the Company, in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Stockholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Stockholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), a Holder of Issued Shares, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Majority Stockholders:  (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of such Holder’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Stockholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Stockholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Stockholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 10(d).  For purposes of this Section 10, (i) “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person, with one Person deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise; and (ii) “Person” means any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

(e)                                  Escrow Arrangement.

(i)                                     Escrow.  In order to carry out the provisions of Sections 10(b), (c), and (d), the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares.  The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement.  In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof.  At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 10(e).

(ii)                                  Remedy.  Without limitation of any other provision of the Plan or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 10(b), (c), or (d) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above.  Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 10(b), (c), or (d), such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f)                                   Lockup Provision.  As a condition to the issuance of any Award under the Plan, each Holder shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares, including, without limitation, pursuant to Rule 144 under the Securities Act, held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s Initial Public Offering or 90 days in the case of any other public offering.

(g)                                  Adjustments for Changes in Capital Structure.  If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Section 10 shall apply with equal force to additional and/or substitute securities, if any, received by the Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(h)                                 Termination.  The terms and provisions of Section 10(b), Section 10(c) and Section 10(d) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or a successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on any national security exchange.

11.                               TAX WITHHOLDING

(a)                                 Payment by Holder.  Each Holder shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Holder for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.  The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on any such tax obligations being satisfied by the Holder.

(b)                                 Payment in Stock.  Subject to approval by the Committee, a Holder may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

12.                               AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the Holder’s consent.  In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are entitled to vote at a meeting of stockholders.  Nothing in this Section 12 shall limit the Committee’s authority to take any action permitted pursuant to Section 4(c).

13.                               STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Holder, a Holder shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

14.                               GENERAL PROVISIONS

(a)                                 No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal requirements have been satisfied.  The Committee may require the placing of restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)                                 Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c)                                  Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

(d)                                 Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)                                  No Right to Continued Employment or Service.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

(f)                                   Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)                                  Designation of Beneficiary.  Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

(h)                                 Legend.  Any certificate(s) representing the Issued Shares shall carry substantially the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Neos Therapeutic, Inc. 2009 Equity Plan and any agreement entered into thereunder by and between the Company and the Holder of this certificate (a copy of which is available at the offices of the Company for examination).

15.                               EFFECTIVE DATE AND TERM OF PLAN

The Plan was approved by the Board on November 25, 2009 (the “Effective Date”).  Awards may be granted hereunder on and after the Effective Date.  Unless previously terminated, the Plan shall terminate and the Board may grant no more Awards on the expiration of 10 years after adoption of the Plan.  The Plan shall continue in effect with respect to Awards granted before termination of this Plan and until such Awards have expired or been settled, terminated, cancelled, or forfeited in accordance with their terms and the provisions of this Plan.

16.                               GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

17.                               DISPUTE RESOLUTION

(a)                                 Except as provided below, any dispute arising out of or relating to this Plan or any Award made hereunder, or any agreement executed in connection herewith, or the breach, termination or validity of this Plan, any such Award or any such agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”).  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Boston, Massachusetts.

(b)                                 The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert.  The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)                                  The Company, each recipient of an Award hereunder, each party to an agreement governed hereby and any other holder of Stock issued under this Plan (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith.  This Section 17 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)                                 Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.  Each Party hereby consents to service of process by registered mail at the address to which notices are to be given.  Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party.  Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.